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                       PREMCOR 2002 EQUITY INCENTIVE PLAN

1.   PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company and its Affiliates in recruiting, retaining and rewarding key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.   DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

         (b) Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

         (c) Award: An Option, Stock Appreciation Right or Other Share-Based Award granted pursuant to the Plan.

         (d) Beneficial Owner: A "beneficial owner," as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

         (e) Blackstone: The Blackstone Group, Blackstone Capital Partners III Merchant Banking Fund L.P, Blackstone Offshore Partners III L.P. and Blackstone Family Investment Partnership III L.P., and their respective affiliates, subsidiaries and general partner.

         (f)   Board: The Board of Directors of the Company.

         (g) Change in Control: A change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than Blackstone, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of directors.

         (h) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

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         (i)   Committee: The Compensation Committee of the Board, or such other committee as may be appointed by the Board in accordance with
               Section 4 of the Plan.

         (j)   Company: Premcor Inc., a Delaware corporation.

         (k) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

         (l) Fair Market Value: If the Shares are traded on NASDAQ, the Fair Market Value of the Shares as of any date shall be the closing sale price on that date of a Share as reported in the NASDAQ National Market Issues quotations of the Midwest Edition of the Wall Street Journal. If the Shares are traded on the New York Stock Exchange, the Fair Market Value of the Shares as of any date shall be the closing sale price on that date of a Share as reported on the New York Stock Exchange Composite Tape (or, if the Shares are not traded on NASDAQ or the New York Stock Exchange, as applicable, on such date, on the next preceding date on which it was so traded; and if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

         (m) ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

         (n)   LSAR: A limited stock appreciation right granted pursuant to
               Section 7(d) of the Plan.

         (o)   Option: A stock option granted pursuant to Section 6 of the Plan.

         (p) Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

         (q) Other Share-Based Awards: Awards granted pursuant to Section 8 of the Plan.

         (r) Participant: An employee, director or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

         (s) Person: A "person," as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

         (t)   Plan: The Premcor 2002 Equity Incentive Plan.

         (u) RSU: A restricted stock unit, granted pursuant to Section 8 of the Plan, that represents the right to receive a Share.

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         (v)   Shares: Shares of common stock of the Company, subject to
               coordination with Section 9 hereof.

         (w) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

         (x) Subsidiary: Any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has an equity interest, in either case as determined by the Committee.

3.   SHARES SUBJECT TO THE PLAN

         The total number of Shares of common stock that may be used to satisfy Awards under the Plan initially is 1,500,000. The Shares may consist, in whole or in part, of unissued Shares or previously-issued Shares. The issuance of Shares upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan. If the Option Price of any Option granted under the Plan is satisfied by delivering Shares to the Company, only the number of Shares issued net of the Shares delivered shall be deemed delivered for purposes of determining the maximum numbers of Shares available under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax-withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available under the Plan.

4.   ADMINISTRATION

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). The

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Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award. For avoidance of doubt, if at any time the Committee determines that it has not received or required sufficient payment in respect of such withholding, the Committee is authorized to require such additional payments as it determines are necessary, and may withhold from such sources as it determines are necessary, including by payroll deductions.

5.   LIMITATIONS

         No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.   TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

         (a) Option Price; Exercisability. Options granted under the Plan shall have an Option Price, and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

         (b) Exercise of Options. Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles),
               (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount

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               out of the proceeds of such sale equal to the aggregate Option
               Price for the Shares being purchased. The Committee may authorize the Company to make or facilitate loans to Participants to enable them to exercise Options. The Committee may permit Participants to exercise Options in joint-tenancy with the Participant's spouse. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been recorded in the Company's register of shareholders, and, if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan.

         (c) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have a per Share Option Price of less than the Fair Market Value of a Share on the date granted or have a term in excess of ten years; provided, however, that no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

         (d) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as

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               such Option except for such additional limitations as are
               contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

         (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Option Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

         (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

         (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, specify that payment will be made only in cash and provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.   OTHER SHARE-BASED AWARDS

         The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares ("Other Share-Based

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Awards"). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made;
(ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable)

9.   ADJUSTMENTS UPON CERTAIN EVENTS

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

         (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right, and/or (iii) any other affected terms of any Award.

         (b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for: (i) the accelerated vesting or exercisability of any outstanding Awards then held by Participants that are otherwise unexercisable or unvested, as the case may be, to the extent determined by the Committee and as of a date selected by the Committee; (ii) the termination of an Award upon the consummation of the Change in Control, and the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

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10.  NO RIGHT TO EMPLOYMENT OR AWARDS

     The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.  SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.  NONTRANSFERABILITY OF AWARDS

     Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.  AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) increase the maximum number of shares available for Awards under the Plan (other than amendments having such purpose that may be approved by the Board prior to the effective date of the Company's initial public offering of Shares pursuant to an effective registration statement filed under the Act) or (ii) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

14.  INTERNATIONAL PARTICIPANTS

     With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

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15.  CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.  EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.